OBIE MEDIA                       EXHIBIT 99.1

PRESS RELEASE                                              FOR IMMEDIATE RELEASE

CONTACT:
Tobin Robbins
Vice President
Obie Media Corporation
541-686-8400; 800-233-6243


                       OBIE MEDIA EXITS PITTSBURGH MARKET


EUGENE, Ore. - October 31, 2003 - Obie Media Corporation (Nasdaq:OBIE), a leading provider of out-of-home advertising products and services in North America, announced today it has ceased its transit advertising sales operations for the Pittsburgh, Pennsylvania transit system operated by the Port Authority of Allegheny County.

"We have been working diligently and in good faith to negotiate a contract with the Port Authority since last June," said Brian B. Obie, President and CEO. "This past week we found ourselves at an impasse on what we considered a very important economic issue around the availability of bus inventory. The transit agency felt it could not modify its position. Accordingly, Obie Media has made the decision not to enter into a contract with the Port Authority and therefore, effective today, we are exiting the market," Obie said.

ABOUT OBIE MEDIA
----------------
Obie Media Corporation is a leading full-service out-of-home advertising company based in Eugene, Oregon. The Company sells, designs, produces and installs out-of-home advertising displays which include transit posters, billboards, wallscapes, transit shelters and bus benches throughout the United States and Canada. Obie Media's common stock is traded on Nasdaq Small Cap Market under the symbol "Obie." For more information, please contact Obie Media Corporation, 4211 West 11th Avenue, Eugene, Oregon 97402-5435.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
----------------------------------------------------------
This document contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company's current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks,










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uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be different from any future statements. The following important factors, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements: failure to conclude favorable negotiations on pending transactions with existing transit agency partners or to successfully assimilate expanded operations; potential impairments of liquidity or capital resources; inability to generate sufficient advertising revenues to meet contractual guarantees; inability to renew existing lending arrangements as they expire; potential for cancellation or interruption of contracts with governmental agencies; a further decline in the demand for advertising in the areas where we conduct our business, or a deterioration of business conditions generally in those areas; slower than expected acceptance of our innovative display products; competitive factors, including increased competition and price pressures; changes in the seasonality of our business; and changes in regulatory or other external factors; as well as those factors listed from time to time in the Company's reports. The forward-looking statements included in this document are made only as of the date of this document and under section 27A of the Securities Act and section 21E of the Exchange Act. We do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.